SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 13, 2013
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security-Holders

The following is a summary of how the 20,366,068 shares were voted at the Annual Meeting of Stockholders of Research Frontiers Incorporated held on June 13, 2013 on the various proposals voted upon and adopted at the Annual Meeting.

For the election of Alexander Kaganowicz as a Class II member of the Company's Board of Directors, 8,365,804 shares voted in favor of election, 857,800 shares were withheld, and 11,142,464 shares were Broker Non-Votes.

For the ratification of the appointment of BDO USA, LLP as independent registered accountants of the Company for the fiscal year ending December 31, 2013, 19,070,664 shares were voted in favor of appointment, 372,171 shares were voted against, and 923,233 shares abstained from voting.

For the approval of the amendment to the Company's 2008 Equity Incentive Plan to increase the number of shares issuable thereunder by 1,000,000 shares, 7,596,027 shares were voted in favor of approval, 1,392,745 shares were voted against approval, 234,832 shares abstained from voting, and 11,142,464 shares were Broker Non-Votes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: June 17, 2013